UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
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Exchange Act of 1934 (Amendment No. )

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April [7], 2021

Dear Shareholder,

We would like to extend a personal invitation for you to join us at the 2021 annual meeting of shareholders which will be held on May 20, 2021, at 8:00 a.m. Central Time. Due to ongoing public health concerns regarding the coronavirus pandemic, the annual meeting will again be held in a virtual meeting format only. You can find more information on the virtual annual meeting in the proxy statement and the notice of annual meeting of shareholders enclosed with this letter.

We have elected to provide access to our proxy materials by internet in accordance with the SEC's "notice and access" rules. Accordingly, on or about April [7], 2021, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all shareholders of record and beneficial owners will have the ability to access all of our proxy materials at the website address set forth in the Notice of Internet Availability of Proxy Materials and in the accompanying proxy statement. These proxy materials will be available free of charge.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials that you received in the mail or, if you received a hard copy of the proxy statement, on the accompanying proxy card. You can request to receive proxy materials by mail or email. You may vote by mail or on the internet. You will find our proxy statement, Annual Report on Form 10-K and other important information at our website: investors.firstbankonline.com.

Your vote is important. Whether you expect to attend the virtual annual meeting, it is important that your shares be represented and voted.

Christopher T. Holmes	Stuart C. McWhorter
President and Chief Executive Officer	Chairman of the Board

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
You are hereby invited to attend the 2021 annual meeting of shareholders of FB Financial Corporation.

WHEN	May 20, 2021 at 8:00 a.m. Central Time

WHERE	The annual meeting will be held virtually. Please visit http://www.meetingcenter.io/209195005 for more information.

RECORD DATE	Shareholders of record as of the close of business on March 26, 2021 will be entitled to notice of and to vote at the 2021 annual meeting of shareholders.

ITEMS OF BUSINESS	● Election of 14 directors to serve until the 2022 annual meeting of shareholders and until their successors have been duly elected and qualified;
● Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
● Approval of amendments to the company’s amended and restated charter to eliminate supermajority voting standards; and
● Such other business as may properly come before the meeting or any adjournment or postponement thereof

PROXY MATERIALS
Our proxy materials, which include the accompanying proxy statement, proxy card, and annual report on Form 10-K for the year ended December 31, 2020 are first being sent or made available to shareholders on or about April [7], 2021. You may access the proxy materials electronically under the "Stock and Filings" link on the Investor Relations page of our website at https://investors.firstbankonline.com/.

By Order of the Board of Directors,

Beth W. Sims
General Counsel and Corporate Secretary

April [7], 2021
Nashville, Tennessee

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TABLE OF CONTENTS
PROXY STATEMENT
2021 ANNUAL MEETING OF SHAREHOLDERS

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211 Commerce Street, Suite 300 Nashville, Tennessee 37201 (615) 564-1212

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is furnished by FB Financial Corporation, on behalf of its board of directors, for use at the 2021 annual meeting of shareholders, and at any adjournment or postponement of the meeting (the “annual meeting”). In this proxy statement, we sometimes refer to FB Financial Corporation and its subsidiaries, including our wholly owned subsidiary, FirstBank, as “we,” “us,” “our,” “the Company,” and “FB Financial.” This proxy statement and the accompanying proxy card are first being delivered or made available to our shareholders on or about April [7], 2021.
QUESTIONS AND ANSWERS

Q:	Who is asking for my vote?
A:	Our board of directors is soliciting the enclosed proxy for its use at the annual meeting.

Q:	How do I participate in the 2021 annual meeting?
A:	For the second consecutive year, the annual meeting will be conducted exclusively virtually at the annual meeting website: http://www.meetingcenter.io/209195005. The password for the meeting is FBK2021. If you are a shareholder on the record date for the annual meeting, you will also be able to vote your shares during the annual meeting webcast. To participate in the annual meeting, you will need to review the information included on your notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below if you wish to vote your shares at the annual meeting. All shareholders, regardless of number of shares owned, resources, or physical location, will be able to participate at the virtual annual meeting.

Q:	How do I register to attend the annual meeting virtually on the internet?
A:	Anyone can attend the annual meeting by visiting the annual meeting website at http://www.meetingcenter.io/209195005 and entering the password for the meeting: FBK2021. Registration in advance is not required to attend the meeting; however, in order to vote at the annual meeting, you must be a shareholder on the record date. Additionally, if you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), and you wish to vote at the annual meeting, please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, and you wish to vote at the annual meeting, you must register in advance. To register to vote at the annual meeting online you must submit proof of your proxy power (legal proxy) reflecting your FB Financial holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m. Central Time / 5:00 p.m. Eastern Time on May [16], 2021. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us by forwarding the email from your broker, or attaching an image of your legal proxy, to legalproxy@computershare.com.

Q:	What if I have trouble accessing the annual meeting virtually?
A:	The virtual meeting platform is fully supported across MS Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that internet explorer is no longer supported. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. A link on the meeting page will provide further assistance should you need it or you may call (888) 724-2416 or (781) 575-2748.

Q:	What am I being asked to vote on at the annual meeting?
A:	At the annual meeting, we are asking our shareholders to vote on:
•Proposal No. 1: The election of 14 directors to serve until the 2022 annual meeting of shareholders and until their successors have been duly elected and qualified;
•Proposal No. 2: The ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•Proposal No. 3: The approval of amendments to the company’s amended and restated charter to eliminate supermajority voting standards; and
•Other Business: To consider such other business as may properly come before the annual meeting.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting.
Our board of directors recommends that you vote “FOR” each director nominee, “FOR” the ratification of the appointment of our independent registered public accounting firm for 2021, and “FOR” the proposed amendments to our charter to eliminate supermajority voting standards.

Q:	Who is entitled to vote at the annual meeting?
A:	Only shareholders of record at the close of business on March 26, 2021, which is the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting.

Q:	How many shares must be present to constitute a quorum for the annual meeting?
A:	A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the annual meeting. As of the close of business as of March 26, 2021, there were [-] shares of our common stock outstanding and entitled to vote. No shares of preferred or other capital stock were outstanding as of such date. If there is no quorum, any officer entitled to preside at or to act as secretary of the annual meeting may adjourn the meeting until a later date.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A:	Yes, but only if you give your broker instructions. If your shares are held by your broker (or other nominee), you should receive this document and an instruction card from your broker. Your broker will vote your shares if you provide instructions on how to vote. If you do not tell your broker how to vote, your broker may vote your shares in favor of ratification of the auditor appointment but may not vote your shares on the election of directors, the charter amendment, or any other item of business. However, your broker is not required to vote your shares if you do not provide instructions.

Q:	What are broker non-votes?
A:
Under applicable New York Stock Exchange (“NYSE”) rules, brokers are entitled to vote shares held by them for their customers on matters deemed “routine” even though the brokers have not received voting instructions from their customers. The ratification of our independent registered public accounting firm currently qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion on that routine matter if you do not instruct your broker how to vote. Your broker is prohibited from voting your shares on a non-routine matter unless you have given voting instructions on that matter to your broker. The election of directors and the proposed amendments to our amended and restated charter (“charter”) are both considered non-routine matters, so your broker may not vote on these matters in its discretion. If you do not give voting instructions with respect to the election of directors or the proposed amendments to our charter, your broker will need to return a proxy card without voting on these non-routine matters, which is referred to as a “broker non-vote” or sometimes referred to as “uninstructed shares.”

Although broker non-votes are counted as shares that are present at the annual meeting and entitled to vote for purposes of determining the presence of a quorum, they will not be counted as votes cast. As a result, they will not have any effect on the election of directors, but will have the effect of a vote “against” the proposed amendments to our charter.

Q:	How do I vote?
A:	You may vote your shares by following the instructions from your broker, if your shares are held in “street name” or by one of the following methods if you hold your shares directly in your name:
•mark, sign, date, and return your proxy card in the enclosed return envelope as soon as possible;
•go to the website listed on the proxy card and follow the instructions provided; or

•attend the virtual annual meeting and submit a properly executed proxy or ballot by following the instructions above. If a broker holds your shares in “street name,” you will need to get a legal proxy from your broker to vote in person at the meeting.

Voting on the internet has the same effect as submitting a properly executed proxy card.

Q:	What if I abstain from voting?
A:	If your shares are represented at the annual meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted as present to determine if there is a quorum. Abstentions will have no effect on the outcome of the election of directors or the ratification of the appointment of our independent registered public accounting firm for 2021. Abstentions will have the effect of a vote “against” the proposed amendments to our charter.

Q:	How many votes do I have?
A:	You have one vote for each share of common stock that you own as of the close of business on the record date. Shareholders are not entitled to cumulative voting, and accordingly, you may cast only one vote per share of our common stock that you own.

Q:	What if I return a proxy card but do not make specific choices?
A:
If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your proxy will vote your shares “FOR” the election of all 14 director nominees, “FOR” the ratification of the appointment of our independent registered public accounting firm for 2021, and "FOR" the the proposed amendments to our charter to eliminate supermajority voting standards. As of the date of this proxy statement, we are not aware of any other matters to be considered at the annual meeting. However, if any other matter is properly presented at the annual meeting, your proxy will vote your shares as recommended by the board of directors or, if no recommendation is given, will vote your shares using his or her discretion. If any director nominee becomes unavailable for election for any reason prior to the vote at the annual meeting, the board of directors may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy will vote for the substitute nominee.

Q:	Can I change or revoke my vote?
A:	Yes. If you hold your shares directly, you can change your vote after you have voted by:
•going to the website listed on the proxy card, following the instructions provided, and submitting your change no later than 11:00 p.m. Central Time on the day before the annual meeting;
•submitting a properly executed proxy prior to the annual meeting bearing a later date than your previous proxy;
•notifying our corporate secretary, in writing, of the revocation of your proxy before the annual meeting; or
•voting in person at the annual meeting, but simply attending the annual meeting will not, in and of itself, revoke your proxy.
If you voted through your broker, please contact your broker to change or revoke your vote.

Q:	What vote is required to elect a nominee for director to the board of directors?
A:	In the election of directors, if a quorum is present, directors are elected by a plurality of the votes cast at the annual meeting. For purposes of the election of directors, failures to vote, abstentions, and broker non-votes will have no effect on the result of the vote.

Q:	What vote is required to approve the proposed charter amendment?
A:	The affirmative vote of the holders of 80% of the shares of our common stock outstanding as of the record date for the annual meeting is required to approve this proposal.

Q:	How are votes counted?
A:	Votes will be counted at the annual meeting by the inspector of election appointed by the board of directors for the annual meeting.

Q:	Who will pay for this proxy solicitation, and how will we solicit proxies?
A:	We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies other than by use of the mail and our website, but certain of our directors, officers, and other employees, without additional compensation, may solicit proxies personally or by telephone or email on our behalf.

Q:	How can I determine the results of the voting at the annual meeting?
A:	Preliminary voting results will be announced at the annual meeting. Within four business days after the conclusion of the annual meeting, we will file a current report on Form 8-K with the Securities and Exchange Commission (“SEC”) that announces the final voting results.

Q:	Who can help answer any questions I may have?
A:	FB Financial shareholders who have questions about the matters to be voted on at the annual meeting or how to submit a proxy, or who desire to request physical copies of this proxy statement or proxy cards should contact our Investor Relations department at FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 or by phone at (615) 564-1212.
Internet Availability of Proxy Materials
In an effort to lower the cost of the annual meeting and conserve natural resources, we are furnishing our proxy materials to our shareholders by internet in accordance with the SEC's “notice and access” rules rather than mailing printed copies of those materials to each shareholder. Only shareholders of record at the close of business on March 26, 2021 will be entitled to notice of and to vote at the annual meeting.
On or about April [7], 2021, we expect to send our shareholders a Notice of Internet Availability of Proxy Materials (the “notice”) containing instructions regarding how to access our proxy materials, including this proxy statement, a proxy card and our annual report to shareholders for the year ended December 31, 2020. The notice also contains instructions regarding how to give your proxy authorization to vote your shares. This process is designed to expedite shareholders’ receipt of our proxy materials.
If you received a notice by mail, you will not receive a printed copy of our proxy materials. If, however, you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting these materials which are included in the notice. If you elect to receive a printed copy of our proxy materials, you will continue to receive these materials by mail until you elect otherwise.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our amended and restated bylaws (the “bylaws”) provide that our board of directors shall consist of between one and 15 members. The exact number of directors will be fixed from time to time by resolution of the board, subject to the terms of the shareholder’s agreement between the Company and James W. Ayers. See “Corporate Governance − Shareholder’s Agreement and Board Designation Rights.” The board of directors currently consists of 14 members: Jimmy E. Allen, William F. Andrews, James W. Ayers, J. Jonathan Ayers, William F. Carpenter III, Agenia W. Clark, James W. Cross IV, James L. Exum, Christopher T. Holmes, Orrin H. Ingram, Raja J. Jubran, Stuart C. McWhorter, Emily J. Reynolds, and Melody J. Sullivan. Our board of directors also serves as the board of directors of our wholly owned subsidiary, FirstBank.
The FB Financial board of directors currently consists of one class of directors, and our directors are elected annually by our shareholders at our annual meetings of shareholders. Accordingly, at the annual meeting, 14 persons will be elected to serve on our board until the 2022 annual meeting and until their successors have been duly elected and qualified, or until earlier death, resignation, or removal in accordance with the bylaws. All nominees named in this proxy statement have consented to serve as directors, if elected. As of the date of this proxy statement, the board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected.
About the Nominees
The board of directors believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment, and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes, and skills that led the board of directors to conclude that each nominee should serve on the board of directors. Information on the nominees follows below and is accurate as of April 1, 2021.
Jimmy E. Allen
Age: 81
Jimmy Allen was appointed to the board of directors in connection with the Company’s merger with Franklin Financial Network, Inc. (“Franklin”) in 2020 (the “Franklin Merger”) and previously served as a director of Franklin since 2014. He currently serves as a member of the Nominating and Corporate Governance and Trust Committees. He is the President of Venture Express, Inc., Creative Transportation, LaVergne, Tennessee and he is co-owner of Center Hill Marina & Yacht Club. He previously served as a member of the board of directors to MidSouth Bank, Rutherford Bank & Trust, and Independent Bank. He is the past chairman of the Tennessee Trucking Association and Nashville Motor Freight. Mr. Allen was previously selected as Nashville Business Journal’s Executive of the Year.
We believe Mr. Allen’s extensive business experience, leadership skills, and knowledge of the Middle Tennessee communities qualify him to serve as a member of our board. Additionally, his prior experience as a member of other financial institutions’ boards of directors provide beneficial industry perspective and knowledge.
William (Bill) F. Andrews
Age: 89
Bill Andrews has served as a director of the Company since April 2017. He is the chair of the Audit Committee and a member of the Risk Committee. He is the former president of Massey Investment Co. and served as a principal of Kohlberg & Company. During his long business career, Mr. Andrews has been chairman of seven public companies and seven private companies, including CoreCivic, Inc. (formerly Corrections Corporation of America), Katy Industries, Amdura Corporation, Scoville Inc., and Singer Sewing Co. He has served on 20 public company boards and 16 private company boards since his career began after a three-year tour in the U.S. Air Force, where he served as a captain, pilot and squadron commander. Currently, he is on the board of Harpeth Capital, a private investment banking firm in Nashville.
Mr. Andrews' service as an executive officer for a variety of companies, together with his considerable prior experience in various positions on public boards, has given him exemplary leadership experience, financial understanding, and business insight that is beneficial to our board.

James (Jim) W. Ayers
Age: 77
Jim Ayers, who serves as the board's Vice Chairman, chaired the board of FirstBank beginning in 1984 when he, along with an associate, acquired Farmers State Bank in Scotts Hill, Tennessee. He has spent his career in business, founding and growing a number of successful ventures in both the health care and real estate markets. Since 2010, Mr. Ayers has served as the Chairman of Community Care, Inc., which develops and manages surgery centers, and The Ayers Foundation, which strives to improve the quality of life of Tennesseans by offering financial support for college scholarships, medical research, and services, and continuing education for teachers. He is also the Chairman and President of Ayers Asset Management, Inc., a family-owned private investment company. Mr. Ayers’ son, Jon, also serves on the board of directors and is a nominee for reelection to the board at this annual meeting.
Mr. Ayers brings an extensive knowledge of our business and our markets, and he provides our board with valuable strategic insight and business management skills gained over the course of his long career investing in numerous successful businesses.
J. Jonathan (Jon) Ayers
Age: 49
Jon Ayers began his career at FirstBank and has over 25 years of experience in areas spanning financial analysis and investment, commercial lending, branch office management, and personal banking. He has served as a director of FirstBank since 2000 and of the Company since 2017. He currently serves as a member of the Risk Committee and the Trust Committee. Mr. Ayers is a private investor and entrepreneur. He serves as Executive Vice President of Ayers Asset Management, Inc., a family-owned private investment company, overseeing investments of the Ayers family. In 2016 he created Ayers Real Estate Services, LLC, a company that focuses on commercial real estate investment and management, and of which he serves as President. Mr. Ayers has served in various executive roles for Group Data Services, Inc. and Pro-Accura, private technology companies, and First Financial Investors Management, LLC, a private equity fund focused on investments in the financial services industry. Mr. Ayers’ father, James W. Ayers, is also a nominee for reelection to the board at this annual meeting.
We believe Mr. Ayers’ extensive knowledge and broad experience as an executive at companies in various industries qualifies him to serve as a member of our board.
William (Bill) F. Carpenter III
Age: 66
Bill Carpenter has served as a director of the Company since January 2020, and currently serves on the Audit and Nominating and Corporate Governance Committees. He is an accomplished health care executive who most recently served as director and Chief Executive Officer of LifePoint Health from 2006 to 2018, and Chairman of the board of LifePoint Health from 2010 to 2020. Mr. Carpenter was a founding employee of LifePoint Health, having served in various roles as Executive Vice President, Senior Vice President, General Counsel, Secretary and Corporate Governance Officer. Prior to joining LifePoint, Mr. Carpenter was a partner at the law firm of Waller Lansden Dortch & Davis, LLP, where his practice consisted primarily of corporate finance transactions, mergers and acquisitions, and health care regulatory matters. While at Waller Lansden Dortch & Davis, he also served as head of the firm’s health law group.
Mr. Carpenter has served in leadership positions for many influential industry organizations. He is a past member of the board of directors of the American Hospital Association, and the past chairman of the boards of directors of Federation of American Hospitals and Nashville Health Care Council, and past member of the board of directors of Nashville Public Radio. In addition, Mr. Carpenter has served on the boards of directors of many community organizations, including NashvilleHealth, the Center for Medical Interoperability, United Way of Greater Nashville and Montgomery Bell Academy.
Mr. Carpenter’s service as chief executive officer and chairman of LifePoint Health has given him leadership experience, business acumen, and financial expertise that is beneficial to our board and the Company. Furthermore, his legal and corporate governance experience, as well as his knowledge of the Nashville community, make him a valuable addition to our board.

Agenia W. Clark
Age: 61
Agenia Clark has served as a director of the Company since April 2017. She is the chair of the Risk Committee and a member of the Compensation Committee. Ms. Clark has been the President and CEO of the Girl Scout Council of Middle Tennessee, an organization that serves more than 14,000 girls and 7,000 volunteers in 39 counties throughout Middle Tennessee, since April 2004. Prior to her tenure with the Girl Scout Council, she was the Vice President of Human Resources for the Tennessee Education Lottery Corporation, the Senior Director of Human Resources at Vanderbilt University, and she worked in governmental relations, marketing, business ethics, and human resources at Nortel Networks, a multi-national telecommunications company. Ms. Clark is currently a member of the board of directors of The Ayers Foundation and is a Trustee of Simmons University in Boston, Massachusetts. Additionally, she is the co-chair for Women Corporate Directors, Tennessee chapter, a member of the International Women’s Forum, advisory council for the Jack Massey School of Business at Belmont University, and is an Advisory Council Emeritus for the College of Business at the University of Tennessee, Knoxville. From 2006 to 2016, Ms. Clark served as a member of the board of Avenue Financial Holdings, Inc., the publicly held holding company for Avenue Bank. Ms. Clark has been recognized many times as a community leader, including several appearances in the Nashville Business Journal's annual “Nashville’s 100 Most Powerful People”, the chamber’s Forward 50 Leading the Music City, and the Business Journal’s Women of Influence, among others. Ms. Clark was a gubernatorial appointment to the Tennessee Board of Regents, the governing body for the state’s community colleges, technical colleges and universities, from 2006 to 2012.
We believe that Ms. Clark’s service on the board of a publicly held bank holding company, her business experience, and her long-standing leadership in the Nashville community qualifies her to serve as a member of our board.
James (Jim) W. Cross IV
Age: 57
Jim Cross was appointed to the board of directors in connection with the Franklin Merger in 2020. He originally joined the Franklin board in 2009, and prior to the Franklin Merger, he served as chair of the board. He currently serves as the chair of the Trust Committee, and as a member of the Compensation and Directors Loan Committees. A veteran of the construction and real estate business for more than 30 years, Mr. Cross currently focuses on consulting with governmental agencies and private companies to help them deliver projects from design to completion. Those projects primarily are medical-related buildings for investment-grade, single-tenant clients. Mr. Cross is the owner of Century Construction Co., a general contractor started by his father in 1958, and Oversite, an owner representation consulting firm. He also serves as president of Century Investment Partners, a development company in Franklin, Tennessee.
Mr. Cross previously served on the boards of Franklin National Bank and Fifth Third Bank of Tennessee. He is a member of the board of directors for Williamson Medical Center. Mr. Cross previously served on the boards of Battle Ground Academy, Williamson County Library Foundation, Franklin Tomorrow, Leadership Franklin, Youth Leadership Franklin, the Williamson County-Franklin Chamber of Commerce and the Williamson County Library. Mr. Cross graduated from Brentwood Academy and the University of Tennessee.
Mr. Cross’ experience in the real estate and construction industries, as well his leadership experience on other bank boards of directors, make him a valuable member of our board.
James (Jimmy) L. Exum
Age: 79
Jimmy Exum has served as a director of the Company since 2017 and a director of FirstBank since 1998. Additionally, he currently serves as the chair of the Nominating and Corporate Governance Committee and a member of the Trust Committee. Mr. Exum had a long career at Murray Guard, Inc., a privately-held security services contractor founded in Tennessee, serving as the Executive Vice President from 2003 to 2011, Senior Vice President from 2011 to 2017, and currently as the Executive Vice President. He also serves on Murray Guard, Inc.’s board of directors, a directorship he has held since 1987. In 1983, he co-founded TotalREACH, Inc., a division of Murray Guard, Inc. specializing in cable advertising sales and production and worked with that company until 2003. He has substantial civic leadership in the city of Jackson, Tennessee, an important metropolitan statistical area for FirstBank, as he currently serves on the board of Carnegie Museum, Chairman of Jackson Amphitheater, and the

Jackson Convention and Visitors Bureau He has served on a number of other local and state boards, including the Jackson Area Chamber of Commerce and as chair of the Tennessee Alcoholic Beverage Commission. Mr. Exum is a past recipient of the West Tennessee Healthcare Jackson Leadership Award.
We believe that Mr. Exum’s deep ties to the Tennessee community as well as with his skills gained from serving on various corporate and civic boards and the business knowledge acquired over his long career make him a valuable member of our board of directors.
Christopher (Chris) T. Holmes
Age: 57
Chris Holmes is President and Chief Executive Officer of both the Company and FirstBank, and he has served as a member of our board since he joined FirstBank in 2010 as our Chief Banking Officer. He was named President of the Company and FirstBank in 2012 and Chief Executive Officer in 2013. As President and Chief Executive Officer, Mr. Holmes is responsible for leading and managing all facets of the bank’s operations, including establishing its long-term goals, strategies, and corporate vision. Mr. Holmes has spent 27 years in the banking industry, and prior to his time at FirstBank, he served as the Director of Corporate Financial Services and the Chief Retail Banking Officer for the Greenville, South Carolina based The South Financial Group, a publicly traded bank holding company. Mr. Holmes’ responsibilities at The South Financial Group included mortgage, insurance, the SBA division, retail strategy, retail sales, and oversight at the 180- branch network. Previously, he worked for 20 years in the Memphis-area market, first with Ernst & Young and then in several management positions for the holding companies for National Bank of Commerce (which was acquired by SunTrust) and Trustmark National Bank. He holds his certified public accountant certification (inactive).
Currently, Mr. Holmes serves as a director of Delta Dental of Middle Tennessee, Nashville Area Chamber of Commerce, Nashville Symphony Association, Pinson Hospital Hospitality House, Tennessee Bankers Association, Tennessee Hospital Association, and YMCA of Middle Tennessee where he also serves as a member of the Executive Committee. Mr. Holmes serves on the Tennessee Business Leadership Council, an organization comprised of key business leaders who work to improve the overall business climate in the state. He is a cabinet member of Partnership 2030, an organization spearheaded by the Nashville Area Chamber of Commerce who works to form future regional strategy for economic development and he is a 2014 graduate of Leadership Nashville.
Mr. Holmes’ leadership, together with the skills and knowledge of the banking industry and FirstBank gained during his tenure with us, have been instrumental to our recent growth and success. In addition, Mr. Holmes brings to our board of directors and company a unique blend of banking experience in both community and metropolitan markets that is extremely valuable to us as we look to grow our franchise in both markets.
Orrin H. Ingram
Age: 60
Orrin Ingram has served as a director of the Company since 2006 and currently serves as a member of the Compensation and Audit Committees. He serves as the President and Chief Executive Officer of Ingram Industries, Inc., a Nashville based privately held company with two operating divisions: Ingram Content Group and Ingram Marine Group. Mr. Ingram has served as the Chairman of Ingram Marine Group, a leading U.S. marine transportation company, since 1999 and he previously served as its Chief Executive Officer. Mr. Ingram was a director of Coca-Cola Enterprises, Inc. from 2008 until 2016, and he served on the board of Coca-Cola European Partners, PLC from 2016 until 2020. In addition, he has served as the Chairman of the Board of Overseers at the Vanderbilt-Ingram Cancer Center since 1999. He has substantial civic leadership in the city of Nashville area having served on the board of directors for the Nashville Area Chamber of Commerce, the Boys & Girls Clubs of Middle Tennessee, the Middle Tennessee Council of Boy Scouts of America and the Nashville Public Education Foundation.
Mr. Ingram’s service as Chief Executive Officer of Ingram Industries and as Chairman and Chief Executive Officer of Ingram Barge Company, together with various board affiliations, including serving on the board of Coca-Cola Enterprises and Coca-Cola European Partners, PLC, has given him leadership experience, business acumen, and financial expertise that is beneficial to our board. In addition, he brings us an extensive knowledge of the Tennessee and Nashville business communities.

Raja J. Jubran
Age: 63
Raja Jubran has served as a director since 2019, and currently serves as a member of the Compensation, Audit, and Directors Loan Committees. Mr. Jubran founded Denark Construction, Inc., a construction services company, in 1985 and has served as its Chief Executive Officer from founding to the present. Mr. Jubran was formerly a member of the board of directors of Clayton HC, Inc., the principal owner of Clayton Bank and Trust and American City Bank, banks acquired by the Company in 2017. From 2012 to 2018, Mr. Jubran served as the Vice Chairman of the Board of Trustees for the University of Tennessee, and, in that role, acted as chairman of the Executive and Compensation Committees and as an ex officio member of all other board committees.
Mr. Jubran’s service as Chief Executive Officer of Denark Construction, Inc., together with various board affiliations, has given him leadership and business experience, as well as financial expertise, that is beneficial to our board of directors. Furthermore, his prior banking experience on the board of directors of Clayton HC, Inc. provides a valuable industry perspective and knowledge.
Stuart C. McWhorter
Age: 52
Stuart McWhorter rejoined the board of the Company in October 2020, and he currently serves as Chairman of the board of both the Company and FirstBank. He is also a member of the Directors Loan Committee. He previously served as a member of the board for 12 years before resigning to join the administration of Tennessee Governor Bill Lee in 2018 as Commissioner of Finance and Administration, where he led the drafting of two fiscal year state budgets, co-chaired the Governor's Healthcare Modernization Task Force, and directed the Unified Command Group to coordinate the state's response to the COVID-19 pandemic.
Mr. McWhorter is co-founder and Chairman of Clayton Associates, and he has over 25 years of experience in entrepreneurship and early-stage investing. Founded in 1996, Clayton Associates serves as a venture investment firm primarily focused on the early stage investment cycle in the healthcare and technology industries. Clayton Associates has managed four venture capital funds, which have invested over $150 million in over 80 operating companies in the Southeast. In addition, Mr. McWhorter served as the CEO of the Nashville Entrepreneur Center, a Nashville-based innovation hub that helps entrepreneurs create, launch and grow scalable businesses. Prior to his tenure with Clayton Associates, Mr. McWhorter was part of the founding management team of OrthoLink Physicians Corporation, where he served as Vice President of Managed Care and Vice President of Development. Previously, he served in various management positions with Tenet Healthcare-owned Brookwood Medical Center in Birmingham, Alabama.
Mr. McWhorter’s leadership skills, business experience, and his experience as a leader in the state government make him a valuable addition to our board of directors.
Emily J. Reynolds
Age: 64
Emily Reynolds has served as a director of the Company since 2017 and as a director of FirstBank since 2012. She currently serves as the chair of the Compensation Committee and is a member of the Nominating and Corporate Governance Committee. She has had an extensive career in public service and politics since 1980. In 2003, she was elected by the United States Senate to serve as the 31st Secretary of the Senate, a post in which she managed the Senate’s legislative, financial, and administrative operations for the 108th and 109th Congresses. In 2012, she was named to the Nashville Public Education Foundation’s Public Schools Hall of Fame. Currently, she serves as the Vice-Chair of the Tennessee Board of Regents, a position she has held since July 2013, and she has served on the board of BlueCross BlueShield of Tennessee, a position she has held since 2007, currently serving as the chair of its compensation committee and member of the finance committee. She also previously served as Senior Vice President of Government Relations for the Tennessee Valley Authority from 2007 until 2013 and as the former board chair of the Ladies Hermitage Association (now the Andrew Jackson Foundation). In 2017, Ms. Reynolds was appointed to the Davidson County Election Commission and is currently serving as its chair. She is an active member of the Tennessee chapter of Women Corporate Directors, a graduate of Leadership Tennessee, and a current member of Leadership Nashville. Ms. Reynolds worked closely with Governor Bill Haslam on development efforts for the new Tennessee State Museum, which opened in late 2018.

Ms. Reynolds’ extensive career in public service, policy, and government as well as her involvement in private boards has given her a varied set of leadership, communication, and organizational skills that qualify her to serve on our board of directors. Additionally, Ms. Reynolds’ impressive and diverse experiences give her a unique perspective which we believe is beneficial to our board of directors.
Melody J. Sullivan
Age: 68
Melody Sullivan was appointed to the board of directors in connection with the Franklin Merger and previously served as a director of Franklin since 2010. She is a member of the Audit and Risk Committees. She previously served on the boards of Franklin National Bank and then Fifth Third Bank of Tennessee. In 1986, Ms. Sullivan founded Smiley CPAs, the first woman-owned CPA firm in Franklin, Tennessee. The firm provided financial statement preparation and tax compliance services for more than 1,700 clients for 30 years. She had previously worked as a staff accountant for one of Nashville’s most respected business owners and CPA firms and served as comptroller for a local food service company. Ms. Sullivan is also the chief financial officer for The Abaco Inn, a family-owned boutique resort located on the island of Elbow Cay in the Bahamas.
She is past president of the Franklin Breakfast Rotary Club and the Franklin Family YMCA, and she has served on the boards of the United Way of Williamson County, Franklin Tomorrow, Williamson County-Franklin Chamber of Commerce, Williamson County CASA and Historic Carnton Plantation. She is a past chairperson of the Chamber’s Small Business Development Division. She is the recipient of the 2015 Cable Board Walk of Fame for Women’s Leadership on Corporate Boards.
We believe Ms. Sullivan’s extensive accounting and business experience are valuable additions to our board. Additionally, her prior experience as a member of other financial institutions’ boards of directors provide beneficial industry perspective and knowledge.
Board Diversity
The board of directors is committed to ensuring women and diverse candidates are among every pool of individuals from which new board nominees are chosen, and the board considers diverse candidates from nontraditional backgrounds and experiences. The Nominating and Corporate Governance Committee is committed to a policy of inclusiveness and seeks members with diverse backgrounds, an understanding of our business, and a reputation for integrity.

	Jimmy Allen	Bill Andrews	Jim Ayers	Jon Ayers	Bill Carpenter	Agenia Clark	Jim Cross	Jimmy Exum	Chris Holmes	Orrin Ingram	Raja Jubran	Stuart McWhorter	Emily Reynolds	Melody Sullivan
Gender
Male	●	●	●	●	●		●	●	●	●	●	●
Female						●							●	●
Race/Ethnicity
African American/Black						●
White/Caucasian	●	●	●	●	●		●	●	●	●	●	●	●	●
Asian, Hawaiian, or Pacific Islander
Hispanic/Latino
Other											●
Required Vote: In the election of directors, if a quorum is present, directors are elected by a plurality of the votes cast at the annual meeting.
Recommendation: The board recommends that you vote “FOR” each of the 14 nominees listed above for election as a director.

CORPORATE GOVERNANCE
Overview
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. To that end, we regularly review our corporate governance policies and practices and compare them to the practices of other peer financial institutions and public companies. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our board of directors determines that it would benefit us and our shareholders.
In this section, we describe the roles and responsibilities of our board and its committees and describe our corporate governance policies, procedures and related documents. The charters of the Audit, Nominating and Corporate Governance, Risk, and Compensation Committees of our board, our Corporate Governance Guidelines and Code of Business Conduct and Ethics and our Related Person Transactions Policy can be accessed electronically under the “Corporate Governance” link on the Investor Relations page of our website at https://investors.firstbankonline.com. We will also provide a copy of the committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics without charge upon written request sent to our General Counsel at FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201. Information that is presented or hyperlinked on our website is not incorporated by reference into this proxy statement.
Board Composition
The board of directors currently consists of 14 directors: Jimmy E. Allen, William F. Andrews, James W. Ayers, J. Jonathan Ayers, William F. Carpenter III, Agenia W. Clark, James W. Cross IV, James L. Exum, Christopher T. Holmes, Orrin H. Ingram, Raja J. Jubran, Stuart C. McWhorter, Emily J. Reynolds, and Melody J. Sullivan. Our board of directors also serves as the board of directors of our wholly owned subsidiary, FirstBank. At the annual meeting, 14 persons will be elected to serve on our board until the 2022 annual meeting of shareholders and until their successors have been duly elected and qualified or their earlier death, resignation, or removal in accordance with the bylaws. See “Proposal No. 1 - Election of Directors” for more information regarding the composition of our board.
Board Leadership Structure
Reflecting our commitment to principles of effective corporate governance, the board of directors appointed an independent member of the board to serve as Chairman in 2020 following the retirement of James W. Ayers as our Executive Chairman. As of January 1, 2021, Mr. McWhorter serves as Chairman and Mr. Holmes serves as our President and Chief Executive Officer. Our board of directors believes it is appropriate to separate the positions of Chairman and Chief Executive Officer because this leadership structure enhances our board’s ability to ensure that the appropriate level of independent oversight is applied to all management decisions. It also permits our President and Chief Executive Officer to focus on our operations.
Shareholder’s Agreement and Board Designation Rights
As of March 5, 2021, James W. Ayers owns approximately 28% of our common stock. In connection with our initial public offering, we entered into a shareholder’s agreement with Mr. Ayers, in his capacity as our then-sole shareholder. The shareholder’s agreement provides that our board of directors will consist of between five and 14 members (unless otherwise agreed by Mr. Ayers and the Company) and provides Mr. Ayers with director designation rights. Mr. Ayers’ director designation rights decrease as his percentage ownership of our common stock decreases, in each case rounded up to the nearest whole number of directors, and as set forth in the below table. Mr. Ayers currently has the right to designate up to 20% of our directors.

Ownership Percentage	Percentage of Directors Designated
More than 40% but less than or equal to 50%	40%

More than 30% but less than or equal to 40%	30%

More than 20% but less than or equal to 30%	20%

More than or equal to 5%, but less than or equal to 20%	10%
In addition, the shareholder’s agreement also provides that our Chief Executive Officer shall serve as a member of the board of directors. The shareholder’s agreement also currently provides Mr. Ayers with the right to designate at least one member of the Nominating and Corporate Governance Committee and one member of the Compensation Committee.
If at any time a designee of Mr. Ayers ceases to serve on our board, Mr. Ayers has the right to designate or nominate a successor to fill such vacancy, or, if he loses his right to designate or nominate any successor directors pursuant to the terms of the shareholder’s agreement, these positions will be filled in accordance with our charter and the bylaws. All other directorships will be filled in accordance with the charter and bylaws.
The shareholder’s agreement will terminate upon the earlier of Mr. Ayers’ death or permanent disability or when Mr. Ayers holds less than 5% of our outstanding shares of common stock. Mr. Ayers has designated Mr. Jon Ayers, Ms. Clark (Compensation Committee appointee) and Ms. Reynolds (Nominating and Corporate Governance Committee appointee) as directors pursuant to the shareholder’s agreement.
Director Independence
Our Corporate Governance Guidelines require that a majority of the members of the board of directors satisfy the independence requirements of the NYSE and the SEC. Our board has evaluated the independence of its members based upon the rules of the NYSE and the SEC as well as our Corporate Governance Guidelines. Applying these standards, our board has affirmatively determined that, with the exception of James W. Ayers, J. Jonathan Ayers, and Christopher T. Holmes, each of our current directors is an independent director.
Board’s Role in Risk Management and Oversight
The board of directors has an active role, as a whole and at the committee level, in the Company’s risk oversight process. The board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, credit, legal, regulatory, strategic, and compliance reputational risks. At the committee level, (i) the Risk Committee oversees credit, operational, strategic, and cybersecurity risks, (ii) the Audit Committee oversees management of accounting and financial risks, and (ii) the Compensation Committee oversees the management of risks relating to the Company’s executive compensation program as well as compensation matters involving all employees. Additionally, the Chief Risk Officer and Director of Internal Audit monitor risks associated with the Company’s operational risks, and report to management while also retaining independent access to both our board of directors and FirstBank board of directors.
Although each committee is directly responsible for evaluating certain enumerated risks and overseeing the management of such risks, the entire board of directors is generally responsible for and is regularly informed through committee reports about such risks and any corresponding remediation efforts designed to mitigate risks. In addition, appropriate committees of the board receive reports from senior management within the organization to enable the board to understand risk identification, risk management, and risk mitigation strategies. When a committee receives such a report, the chair of the relevant committee reports on the discussion to the full board during the committee reports portion of the next board of directors meeting. This enables the board and its committees to coordinate the risk oversight role.
Pledging and Hedging
The Company's Insider Trading Policy prohibits members of the board of directors, officers, and certain designated employees who have access to material non-public information about the Company from entering into hedging or monetization transactions or similar arrangements with respect to Company securities. Pledging of company securities is not prohibited but discouraged, and pledged securities are not counted towards compliance with the company’s stock ownership guidelines.

Meetings of the Board of Directors and Committees
Our board of directors meets at least quarterly. Our board held 20 meetings during 2020, meeting weekly during the spring of 2020 to receive regular reports from management on the bank’s response to the COVID-19 pandemic. During 2020, no director attended fewer than 75% of the aggregate total number of meetings of the board held during the period in which he or she was a director and of the total number of meetings held by all of the committees of the board on which he or she served. We expect, but do not require, our directors to attend our annual meetings of shareholders. At the time of our 2020 annual meeting of shareholders, we had 10 directors, nine of whom attended the 2020 annual meeting.
During 2020, our independent directors meet separately four times after regularly scheduled meetings of the board. Previously, the chair of the Audit Committee served as the chair of these meetings; however, beginning in 2021, Stuart C. McWhorter, the independent Chairman of the board, chairs these meetings.
The following table shows the membership of our board of directors and each committee in 2020 and as of the date of this proxy statement:

Name	Audit Committee	Compensation Committee	Directors’ Loan Committee (1)(2)	Nominating and Corporate Governance Committee	Risk Committee (3)	Trust Committee (2)
Jimmy E. Allen*				●		●
William F. Andrews*	Chair				●
James W. Ayers			●
J. Jonathan Ayers					●
William F. Carpenter III*	●			●
Agenia W. Clark*		●			Chair
James W. Cross IV*		●	●			Chair
James L. Exum*				Chair		●
Christopher T. Holmes			●
Orrin H. Ingram*	●	●
Raja J. Jubran*	●	●
Stuart C. McWhorter*			Chair
Emily J. Reynolds*		Chair		●
Melody J. Sullivan*	●				●

Number of Meetings in 2020	12	6	0	7	3	4
* Independent Director
(1) The Directors' Loan Committee was formed in February 2021.
(2) Committee of the board of directors of FirstBank.
(3) The Risk Committee was formed in October 2020.

Committees of the Board
Our board of directors has established four standing committees in connection with the discharge of its responsibilities. These committees are currently the Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Risk Committee. Additionally, the FirstBank board of directors has two standing committees: the Directors’ Loan Committee and Trust Committee. Each committee of the board operates under a written charter. Our board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents.
Audit Committee. The Audit Committee, among other things, assists the board of directors in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. The Audit Committee also oversees the performance of our internal audit function.
The Audit Committee consists of Mr. Andrews, Mr. Carpenter, Mr. Ingram, Mr. Jubran, and Ms. Sullivan, with Mr. Andrews serving as the committee chair. The board of directors has determined that Mr. Andrews, Mr. Carpenter, Mr. Ingram, and Ms. Sullivan qualify as an “audit committee financial expert,” as such term is defined in the rules of the SEC, and that each of the members of the Audit Committee is independent under the applicable SEC and NYSE rules and have the ability to read and understand financial statements.
Compensation Committee. The Compensation Committee, among other things, determines the Company’s total compensation strategy and annually reviews and approves the compensation of the chief executive officer and other executive officers.
The Compensation Committee consists of Mr. Cross, Ms. Clark, Mr. Ingram, Mr. Jubran, and Ms. Reynolds, with Ms. Reynolds serving as the chair of this committee. The board of directors has determined that each of the members of the Compensation Committee is independent under applicable SEC and NYSE rules.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, among other things, seeks, evaluates, and nominates candidates for members of the board of directors, as well as reviews and evaluates the Company’s corporate governance principles and policies.
The Nomination and Corporate Governance Committee is comprised of Mr. Allen, Mr. Carpenter, Mr. Exum, and Ms. Reynolds, with Mr. Exum serving as the committee chair. The board of directors has determined that each member is independent under applicable SEC and NYSE rules.
Risk Committee. The Risk Committee oversees our risk management processes through the identification, assessment, and management of material risks facing the Company, including risks related to credit, liquidity, strategy, operations, compliance, reputation, and cybersecurity, among others. The committee's primary functions include monitoring and reviewing the Company's enterprise-wide risk management processes, strategies, policies and practices to identify emerging risks, evaluate the adequacy of the Company's risk management functions, and make recommendations to the Board as the Board seeks to effectively manage risks.
The Risk Committee's charter provides that the committee will consist of a majority of independent members of the board. The Risk Committee is comprised of Mr. Andrews, Mr. Jon Ayers, Ms. Clark, and Ms. Sullivan, with Ms. Clark serving as the chair of the committee.
Bank Committees. FirstBank maintains two board committees: the Trust Committee and the Directors’ Loan Committee. Mr. Jon Ayers, Mr. Cross, Mr. Exum, and Ms. Reynolds serve on the FirstBank Trust Committee, and Mr. Cross is the committee chair. The Directors’ Loan Committee is comprised of Mr. Jim Ayers, Mr. Cross, Mr. Holmes, Mr. Jubran and Mr. McWhorter, who serves as the committee chair.
Director Nomination Process
Our board believes that its directors should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our board also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our board. Although we do not have a written policy with regards to diversity, our board believes that diversity is an important attribute of the members who comprise our board and that the members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. Our board’s priority in selecting board members is the identification of persons who will further the interests of our shareholders through professional and personal experiences and expertise relevant to our business.
Shareholder Nominations to the Board of Directors
Our Corporate Governance Guidelines provide that our board of directors will consider shareholders recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the board will, nominate the recommended candidate. Director nominations by a shareholder or group of shareholders for consideration by our shareholders at any annual meeting of shareholders, or at a special meeting of our shareholders that includes on its agenda the election of one or more directors, may only be made pursuant to Article I, Section 10 of our bylaws or as otherwise provided by applicable law. Nominations pursuant to our bylaws are made by delivering to our Corporate Secretary, within the time frame described in our bylaws, all of the materials and information that our bylaws require for director nominations by shareholders. All notices of intent to make a nomination for election as a director shall be accompanied by the questionnaire, written representation, and agreement of each nominee to serve as a director, pursuant to Article I, Section 11 of our bylaws.
Shareholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our bylaws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) the class or series and number of shares of common stock which are owned beneficially or of record by the nominee(s), (d) a description of all agreements, arrangements or understandings between or among the shareholder and the nominee in connection with the nomination of such person for election as director, and (e) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the shareholder and respective affiliates and associates and each proposed nominee, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Article I, Section 10 of our bylaws and any nominee proposed by a shareholder not nominated in accordance with Article I, Section 10 shall not be considered or acted upon for election at such meeting. Shareholders’ notices for any proposals requested to be included in our proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including director nominations), must be made in accordance with that rule.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that is designed to ensure that our directors, executive officers, and employees meet the highest standards of ethical conduct. The Code of Business Conduct and Ethics requires that our directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interests. Our Code of Business Conduct and Ethics is available on our website at https:// investors.firstbankonline.com/ under “Corporate Governance.”

Corporate Governance Guidelines
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our board has adopted corporate governance guidelines which set forth the framework within which our board, assisted by its committees, direct the affairs of our Company.
In particular, our corporate governance guidelines govern certain activities, including:
◦director qualification, independence, and selection, as well as shareholder recommendations for director candidates;
◦director responsibilities and board committees;
◦director meetings;
◦management succession and review;
◦director evaluations; and
◦director access to management and independent advisors.
Communications with the Board
We have established procedures for shareholders or other interested parties to communicate directly with our board of directors or with a committee of the board of directors. Such parties may contact our board of directors, a committee, the independent or non-management directors as a group, or a specific director by sending written correspondence by mail to:
Board of Directors
c/o General Counsel and Corporate Secretary FB Financial Corporation
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
The General Counsel is responsible for reviewing all communications addressed to our board of directors, any committee, or any specific director to determine whether such communications require board, committee, or personal review, response, or action. Generally, the General Counsel will not forward to the board, any committee, or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the General Counsel determines that a communication relates to corporate governance or otherwise requires review, response, or action by the board of directors, any committee, or any specific director, then the General Counsel will promptly send a copy of such communication to each director serving on the board of directors, to the applicable committee, or to the applicable director.
Independent Compensation Consultant
To facilitate the fulfillment of its duties, the Compensation Committee has sole authority to retain outside advisors, including compensation consultants, to assist the Compensation Committee with executive compensation matters. The Compensation Committee has sole authority to approve the fees and retention terms of any such advisors or consultants. During 2020, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant to review of the Company’s executive compensation program for the year. Pearl Meyer also provided advice and information on other executive compensation matters, including executive pay components, prevailing market practices, and relevant legal and regulatory requirements. Additionally, the Nominating and Corporate Governance Committee engaged Pearl Meyer to provide advice and information on director compensation, including director pay components and prevailing market practices.
The Compensation Committee considered whether there were any conflicts of interest created by its engagement of Pearl Meyer to provide compensation consulting services. Its consideration focused on (i) the fact that Pearl Meyer does not provide any services to the Company other than compensation consulting services, (ii) the conflicts of interest policies and procedures of the Company and of Pearl Meyer, (iii) any relationships between Pearl Meyer and members of our board of directors, (iv) our common stock that is owned by Pearl Meyer and its employees, and

(v) the lack of any relationships between Pearl Meyer and any of our executive officers. Based on this assessment, the Compensation Committee concluded that no conflicts of interest existed with respect to Pearl Meyer or its engagement by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an officer or employee of FB Financial or FirstBank, (ii) was, during the last completed fiscal year, a participant in any related person transaction requiring disclosure under “Certain Relationships and Related Person Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Loans to Officers, Directors and Affiliates
We offer loans in the ordinary course of business to our insiders, including executive officers and directors, their affiliates, related interests, and immediate family members, and other employees. Applicable law and our written credit policies require that loans to insiders be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Loans to non-insider employees and other non-insiders are subject to the same requirements and underwriting standards and meet our normal lending guidelines, except that non-insider employees and other non-insiders may receive preferential interest rates and fees as an employee benefit. Loans to individual employees, directors, and executive officers must also comply with FirstBank’s statutory lending limits. All extensions of credit to related parties must be reviewed and approved by the bank’s board of directors, and directors with a personal interest in any loan application are excluded from the consideration of such loan application.
We have made loans to directors and executive officers. All loans made to our directors, executive officers, and their affiliates (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us; and (ii) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.
Related Person Transaction Policy
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which govern certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors, and principal shareholders. We have adopted policies to comply with these regulatory requirements and restrictions.
We have adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and the NYSE concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000, and a related person has or will have a direct or indirect material interest. Our related parties include our directors (including nominees for election as directors), executive officers, 5% shareholders, the immediate family members of these persons, and any entity in which any of these persons is an executive officer, general partner, or has a 5% or greater interest. All potential related person transactions will be submitted to the Audit Committee for review. In determining whether to approve a related person transaction, the Audit Committee will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is an executive officer, general partner, or 5% or more shareholder; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Audit Committee will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and (iii) approved or ratified by a majority of the disinterested members of the Audit Committee.

The following is a description of transactions during the fiscal year ended December 31, 2020 in which we have participated and in which one or more of our directors, executive officers, or their immediate family members or entities affiliated with them, had a direct or indirect material interest.
Shareholder’s Agreement and Registration Rights Agreement
In connection with our initial public offering (“IPO”) in 2016, we entered into the shareholder’s agreement with Mr. Jim Ayers. See “Corporate Governance - Shareholder’s Agreement and Board Designation Rights.” Additionally, we entered into a registration rights agreement with Mr. Ayers. This agreement provides Mr. Ayers with certain demand and piggyback registration rights in respect of any registrable shares of our common stock held by him, subject to various conditions and limitations as set forth in the agreement. Prior to our IPO, Mr. Ayers was our only shareholder. These transactions did not require review under our Related Person Transaction Policy as such policy was not effective until our IPO. However, all of these transactions were approved by our board of directors.
Other transactions
On January 9, 2020, we entered into an agreement with Focus Aviation Services (“Focus”), a company owned by Mr. Jim Ayers and Mr. Jon Ayers, pursuant to which we have the right to use, from time to time, an aircraft leased and operated by Focus. Focus bills us for our usage of the aircraft based on hours of use and certain operating costs. Previously, we maintained a similar timesharing agreement with Hawker Aviation Services ("Hawker"), which was also owned by Mr. Jim Ayers and Mr. Jon Ayers. During the year ended December 31, 2020, we paid Focus approximately $150,142 and Hawker approximately $11,005 under their respective aviation timesharing agreements.
FirstBank leases various office spaces from entities owned by Mr. Jon Ayers and Mr. Jim Ayers. The aggregate amount paid by the bank for these leases was approximately $510,984 for the year ended December 31, 2020.
STOCK OWNERSHIP MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Copies of Section 16(a) reports can be accessed electronically under the “Stock and Filings” link on our website at https://investors.firstbankonline.com/.
To our knowledge, based solely on our review of the copies of such forms received by us and written representations from our directors and officers, we believe that all Section 16(a) filing requirements applicable to our officers, directors, and 10% beneficial owners have been complied with for the fiscal year ended December 31, 2020, with the following exceptions: On March 3, 2020, the following officers reported a February 21, 2020 grant of restricted stock units: Christopher T. Holmes, James R. Gordon, Wilburn J. Evans, James Gregory Bowers, Robert Wade Peery, and Timothy L. Johnson.
Security Ownership of Management and Certain Beneficial Owners
The following table sets forth certain information with respect to the beneficial ownership of our shares of common stock as of March 5, 2021 for: (i) each of our named executive officers (“NEOs”); (ii) each of our directors and director nominees; (iii) all of our NEOs and directors as a group; and (iv) each shareholder known by us to be the beneficial owner of more than 5% of our issued and outstanding common shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investment power with respect to the securities. Beneficial ownership additionally includes equity awards that may vest within 60 days of March 5, 2021. Percentage of ownership is based on 47,307,688 shares of common stock issued and outstanding on March 5, 2021. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Jimmy E. Allen	129,779	*
William F. Andrews	16,172	*
J. Jonathan Ayers	9,820	*
James W. Ayers	13,622,133	28.8%
William F. Carpenter III	7,806	*
Agenia W. Clark	6,756	*
James W. Cross	49,917	*
Wilburn J. Evans	3,650	*
James L. Exum	4,073	*
Christopher T. Holmes	367,114	*
Orrin H. Ingram	65,079	*
Raja J. Jubran	5,810	*
Stuart C. McWhorter	7,530	*
Michael M. Mettee	7,370	*
Emily J. Reynolds	11,379	*
Melody J. Sullivan	40,130	*

All directors and executive officers as a group (16 persons)	14,354,518	30.3%

Shareholders owning more than 5%
T. Rowe Price Associates, Inc.(2)	5,084,183	10.7%
BlackRock, Inc.(3)	4,895,137	10.4%
*Individual held less than 1% as of March 5, 2021.
(1) Unless otherwise noted, the address for each shareholder listed in the table above is: c/o FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201.
(2) Based solely on information provided in that certain Schedule 13G/A filed with the SEC on February 15, 2021 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reports sole voting power with respect to 1,351,278 shares and sole dispositive power with respect to 5,084,183 shares. The address of T. Rowe Price Associates, Inc. is 100 Pratt Street, Baltimore, Maryland 21202.
(3) Based solely on information provided in that certain Schedule 13G/A filed with the SEC on January 27, 2021 by BlackRock, Inc. BlackRock, Inc. reports sole voting power with respect to 4,832,617 shares and dispositive power with respect to 4,895,137 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position
J. Gregory Bowers	62	Chief Credit Officer
Travis K. Edmondson	41	Chief Banking Officer
Wilburn J. Evans	61	President, FirstBank Ventures
Christopher T. Holmes	57	President, Chief Executive Officer and Director
Michael M. Mettee	40	Chief Financial Officer
Timothy L. Johnson	59	Chief Risk Officer
R. Wade Peery	57	Chief Administrative Officer
Beth W. Sims	46	General Counsel and Corporate Secretary
The following is certain biographical information for our executive officers. For Mr. Holmes, who also serve as director, please see “Proposal 1 - Election of Directors” for their biographical information.
J. Gregory Bowers, Chief Credit Officer. Greg Bowers serves as an executive officer at the Company and has served as the Chief Credit Officer for FirstBank since 2007. Mr. Bowers’ experience includes 38 years in the banking industry in various capacities with both national and regional banks where he has held senior management positions in credit administration and policy, underwriting, special assets, and corporate and commercial real estate lending.
Travis K. Edmondson, Chief Banking Officer. Travis Edmondson serves as an executive officer at the Company and has served as the Chief Banking Officer of FirstBank since 2020. Previously, he served as the East Tennessee Regional President of FirstBank from 2018 to 2020, overseeing the operations of financial centers, commercial real estate, and private banking for the East Tennessee region. Mr. Edmondson began his career at Clayton Bank and Trust in 2006 where he was named Chief Executive Officer in 2013. He joined FirstBank in 2017 following FirstBank’s acquisition of Clayton Bank.
Wilburn J. Evans, President of FirstBank Ventures. Wib Evans serves as an executive officer of the Company and has served as President of FirstBank Ventures since 2010. He has spent the majority of his career with FirstBank, helping it grow into the third largest bank headquartered in Tennessee. Mr. Evans joined FirstBank in 1987 as Chief Financial Officer before serving as Executive Vice President of FirstBank from 1996 to 2002 and as Chief Operating Officer from 2002 to 2010. As President of FirstBank Ventures, Mr. Evans has the overall responsibility for FirstBank’s mortgage banking segment and our specialty lending, brokerage, and insurance businesses. In addition to his extensive banking experience, Mr. Evans brings three years of public accounting experience.
Timothy L. Johnson, Chief Risk Officer. Tim Johnson serves as an executive officer at the Company and also is the Chief Risk Officer for FirstBank, a position he has held since 2013, overseeing the audit, compliance, information security, loan review and risk management departments. He joined FirstBank in 1999 as a member of the Credit and Loan Administration department, before being promoted to Senior Vice President of Loan Administration in 2000, a position he held until being promoted to Chief Risk Officer. Mr. Johnson brings 28 years of experience in financial services to FirstBank, particularly with respect to credit, mortgage, municipal finance, retail banking, commercial lending, consulting and regulatory relations. He is a member of the Risk Management Association. Mr. Johnson provides us with significant experience in risk management and compliance.
Michael M. Mettee, Chief Financial Officer. Michael Mettee serves as an executive officer at the Company and has served as the Chief Financial Officer since 2020. He provides accounting, capital markets, treasury, investment portfolio, finance, planning and analysis support to the Company’s President and CEO, regional presidents, market presidents and community bank presidents. He joined FirstBank in 2012 as the Director of Capital Markets and managed the interest rate risk for FirstBank. He subsequently was CFO of Banking, a position he held before being promoted to Chief Financial Officer of the Company. Prior to joining FirstBank, Mr. Mettee managed the budget and forecasting process, pricing for asset and liability products, financial reporting and provided strategic direction for the retail bank at BBVA Compass.

R. Wade Peery, Chief Administrative Officer. Wade Peery serves as an executive officer at the Company and has served as the Chief Administrative Officer since 2018, overseeing the operations, information technology, human resources, marketing, and facilities divisions for FirstBank. He joined FirstBank in 2012 as Director of Treasury Management before being promoted to Director of Operations and Technology in 2014, a position he held until being promoted to Chief Administrative Officer. Mr. Peery has extensive experience managing a variety of geographic branch groups and business lines across Middle Tennessee.
Beth W. Sims, General Counsel and Corporate Secretary. Beth Sims serves as an executive officer at the Company and has served as the General Counsel and Corporate Secretary for the Company and Bank since 2019. She is responsible for the company's legal functions, advising senior management on legal and regulatory matters, serving as a liaison with outside counsel, and providing counsel on corporate governance matters to the boards of directors. Prior to joining FirstBank, Ms. Sims was a partner at Butler Snow and head of the law firm’s securities team, where she focused on securities laws, banking, and mergers and acquisitions.
EXECUTIVE COMPENSATION
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirements to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. As an emerging growth company, we are permitted to limit reporting of compensation disclosure to our principal executive officer and our two other most highly compensated executive officers, whom we collectively refer to as our “NEOs.”
SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation awarded to or earned during 2019 and 2020, as applicable, by our NEOs.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Compensation ($)		All Other Compensation ($)(4)	Total ($)
Christopher T. Holmes	2020	535,583	969,993	1,088,000	(2)	41,720	2,635,297
President and Chief Executive Officer	2019	477,500	600,031	819,000	(3)	31,938	1,928,469

Michael M. Mettee	2020	241,250	275,029	1,988,000	(2)	—	2,504,279
Chief Financial Officer

Wilburn J. Evans	2020	258,333	100,012	3,180,000	(2)	54,383	3,592,728
President, FB Ventures	2019	$245,833	$100,016	$440,625	(3)	$56,140	$842,614
(1) Reflects the aggregate grant date fair value of awards of time-based restricted stock units ("RSUs") granted to the NEO during 2020 and 2019 under the FB Financial Corporation 2016 Incentive Plan (the "2016 Incentive Plan") and the grant date fair value of awards of performance stock units ("PSUs") granted to the NEO during 2020 under the 2016 Incentive Plan. The grant date fair value of RSUs was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of grant. Refer to Note 24, "Stock-Based Compensation" in the notes to the audited financial statements in our Annual Report on From 10-K for the fiscal year ended December 31, 2020 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards. For Mr. Holmes, Mr. Mettee and Mr. Evans, the grant date fair value of RSUs granted during 2020 was $484,997, $187,510, and $50,006, respectively. To calculate the grant date fair value of PSUs, the Company multiplied the closing price of the Company's Common Stock on the date of grant by the number of performance units that were expected to vest based on the probable outcome of the performance results (i.e., target level of performance). For Mr. Holmes, Mr. Mettee and Mr. Evans, the grant date fair value of PSUs granted during 2020 was $484,997, $87,520, and $50,006, respectively. The grant date fair value of PSUs granted in 2020, assuming maximum level of performance was $969,993, $175,039, and $100,012. The grant date fair value of awards granted with respect to 2021 will be reported in the Stock Awards column of the Summary Compensation table in the Company's 2022 proxy statement.

(2) Earned and awarded under the company’s 2020 incentive plan but paid in March 2021. For 2020, the Compensation Committee established a cash incentive award target for Mr. Holmes of $725,000, with the ultimate payout based solely on the Company’s achievement of a predetermined adjusted earnings per share (“adjusted EPS”) target of $3.01 per share. The Company achieved an adjusted EPS of $3.73 per share. For Mr. Evans and Mr. Mettee, the Compensation Committee established a target cash incentive bonus of $440,000 and $250,000, respectively, of which 50% is based on the achievement of the predetermined adjusted EPS target. Additionally, Mr. Evans and Mr. Mettee were eligible to participate in the mortgage bonus pool, which is described in more detail below under the heading "Mortgage Bonus Program." For 2020, Mr. Evans and Mr. Mettee received $2.85 and $1.8 million, respectively, through the mortgage bonus pool.
(3) Earned and awarded under the company’s 2019 incentive plan but paid in March 2020.
(4) The following table shows all amounts included in the “All Other Compensation” column for 2020 for each of Mr. Holmes and Mr. Evans. Mr. Mettee’s perquisites and personal benefits for 2020 totaled less than $10,000 in the aggregate and therefore, in accordance with SEC disclosure rules, are not included in the “All Other Compensation” column for 2020.
All Other Compensation for 2020

Name	401(k) Match Contribution ($)	Life Insurance Premiums ($)	Dividends ($)(a)	Automobile Expenses ($)(b)	Company-Provided Housing ($)(b)	Club Membership Fees ($)(b)	Total ($)
Mr. Holmes	$8,550	$5,831	$10,195	$8,291	$—	$8,853	$41,720
Mr. Evans	$8,550	$—	$1,427	$13,800	$29,948	$—	$54,383
a.Reflects dollar value of vested dividend equivalents.
b.The value of perquisites and other personal benefits reflects the aggregate incremental cost to the Company of providing the benefit.
NARRATIVE TO SUMMARY COMPENSATION TABLE
Overview
General. We compensate our NEOs through a combination of base salary, annual cash incentive awards, long-term equity incentive compensation and other benefits, including perquisites. Each of our NEOs has substantial responsibilities in connection with our daily operations and collectively function as a leadership team responsible for the success of the Company.
Oversight. Our Compensation Committee, which is comprised of independent directors, provides oversight of the company’s executive compensation. Each year, the Compensation Committee reviews the company’s compensation and incentive plans, including the risks associated with these plans. The Compensation Committee engages its own independent advisors and consultants.
Compensation Program. In 2019, the Compensation Committee enhanced the Company’s compensation philosophy to align with our strategic plan and to create a competitive talent advantage, with the following guiding principles:
•senior executives should maintain high levels of stock ownership to align the interest of management and shareholders; and
•the company will provide lower fixed compensation coupled with a higher variable compensation, creating a pay-for-performance mentality.
Annual Cash Incentives
•Annual individual targets for cash bonus awards are based on adjusted earnings per share (“adjusted EPS”). This compensation strategy advances our strategic initiatives of achieving operational excellence through the reduction of non-interest expense and driving balanced loan and deposit growth while maintaining excellent credit quality.
•For 2020, cash bonus awards for executive officers included performance payout multiples based on the criteria specified below, which were established by the Compensation Committee in February 2020.

Adjusted EPS Target for FY 2020	Cash Bonus Payout Factor
$3.17	150%
$3.01	100%
$2.83	25%
>$2.83	0
Equity Incentives. The Company grants long-term incentive award to align executives’ compensation with our performance, including a mix of restricted stock units awards, which vest based on the executive’s continued employment with the company over time, and performance-based awards ("PSU awards"). The PSU awards vest after three years, with the final payout level of the award based on the Company’s adjusted return on tangible common equity over the three-year period, measured relative to all peer banks during the same time period as follows:

Target Adjusted ROTCE	PSU Multiple
>75th Percentile	200%
>50th Percentile	100%
>25th Percentile	25%
Below 25th Percentile	0
For purposes of the PSU awards, "adjusted return on tangible common equity" is the average daily balance of total shareholders’ equity less the average daily balance of the carrying value of goodwill and intangibles for each annual period as reported by SP Global Markets. The peer group for PSU awards includes all public Southeastern banks, ranging in size from $2.5 to $50 billion in assets, that are existing on the last day of the performance period and approved by the Compensation Committee on the determination date for the awards.
Sound Equity Compensation Practices. Other features of the Company’s equity incentives include:
•double-trigger for acceleration of vesting in connection with a change-in-control
•dividends on unvested restricted stock and performance-based awards are paid only upon vesting
•cash and equity performance-based awards include “circuit breakers,” where no bonuses are awarded if performance fails to reach certain targets
•all incentive compensation arrangements are subject to clawback provisions
•executive officers are subject to stock ownership guidelines (described in more detail below)
Compensation Clawback Policy. We have adopted a compensation recovery policy. Under this policy, all agreements with or awards to an executive officer that provide for incentive compensation must include a delegation of authority to the Compensation Committee to recover incentive compensation, in whole or in part, upon the occurrence of specified events, including a material financial restatement by FB Financial or a miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining the amount of incentive compensation. For purposes of the policy “incentive compensation” includes compensation that is payable, is awarded or becomes vested based on or contingent on the company’s performance or a financial reporting measure. Incentive compensation includes cash bonus payments and equity-based compensation awards but does not include base salary or benefits under broad- based employee benefit plans.
Employment Agreement with Mr. Holmes
On August 19, 2016, we entered into an employment agreement with Mr. Holmes, the material terms of which are described below.
Term and Compensation. The initial term of the agreement was for three years. The term automatically renews on each anniversary thereafter for an additional one-year period. Base salary is a minimum $400,000, subject to annual review and increases. Mr. Holmes is entitled to participate in all incentive, savings, retirement, welfare and fringe benefit plans generally made available to our senior executive officers, as well as use of an automobile, country club dues and a term life insurance policy of $2,500,000. Mr. Holmes is eligible for an annual cash bonus and equity grant under our long-term incentive plan, based upon performance criteria established from time to time by the Compensation Committee. The expectation is that the majority of Mr. Holmes’ total compensation will be performance-based. The agreement, as amended, provided for special one-time equity grants.
Severance Benefits. Mr. Holmes’ employment may be terminated any time by either party, and automatically terminates on death or disability. If employment is terminated by the Company without “cause” or Mr. Holmes resigns for “good reason” (as defined in the employment agreement), he will receive a severance payment equal to 200% of his current base salary and bonus paid in the prior fiscal year. He is also entitled to participate in our health plan for 18 months at the active employee rate. If Mr. Holmes’ employment is terminated by us for “poor performance”, the severance benefit is reduced to 100% of his current base salary and prior year bonus. In the event that we elect not to renew Mr. Holmes’ term of employment at the expiration of the term as renewed annually, we may elect to pay a severance benefit of either 200% or 100% of current base salary and bonus.
Restrictive Covenants. Mr. Holmes’ employment agreement contains confidentiality, non-competition and employee and customer non-solicitation covenants that apply during his employment with us and for two years after his termination of employment. The restricted period is reduced to one year in the event that he is terminated for poor performance or we elect not to renew his employment term and pay only 100% of current base salary and bonus, as described above.
Limits on Change in Control Payments. If the severance payments or any other payments or benefits received by Mr. Holmes under any arrangement would be subject to the 20% excise tax imposed under Section 4999 of the Internal Revenue Code upon a change in control of FB Financial, the amounts may be reduced to an amount that is less than 300% of his average annual compensation in order to avoid the triggering of the excise tax. No reduction is applied if the net amount received by Mr. Holmes after paying the excise tax is greater than the reduced benefit. We do not provide any tax “gross up” payment to Mr. Holmes upon a change in control.
Employment agreement with Mr. Mettee
On November 27, 2020, we entered into an employment agreement with Mr. Mettee, the material terms of which are described below.
Term and Compensation. The initial term of the agreement is for three years. The term automatically renews on each anniversary thereafter for an additional one-year period. Base salary is a minimum $375,000, annual short-term incentive compensation is $250,000, and annual long-term incentive compensation is $250,000, in each case subject to annual review and adjustment. Mr. Mettee is entitled to participate in all incentive, savings, retirement, welfare and fringe benefit plans generally made available to our senior executive officers.
Severance Benefits. Mr. Mettee’s employment may be terminated any time by either party, and automatically terminates on death or disability. If employment is terminated by the Company without “cause” or Mr. Mettee resigns for “good reason” (as defined in the employment agreement), he will receive a severance payment equal to 200% of his current base salary and maximum short-term incentive compensation.
Restrictive Covenants. Mr. Mettee’s employment agreement contains confidentiality, non-competition, and employee and customer non-solicitation covenants that apply during his employment with us and for two years after his termination of employment.
Limits on Change in Control Payments. If the severance payments or any other payments or benefits received by Mr. Mettee under any arrangement would be subject to the 20% excise tax imposed under Section 4999 of the Internal Revenue Code upon a change in control of FB Financial, the amounts may be reduced to an amount that is less than 300% of his average annual compensation in order to avoid the triggering of the excise tax. No reduction is applied if the net amount received by Mr. Mettee after paying the excise tax is greater than the reduced benefit. We do not provide any tax “gross up” payment to Mr. Mettee upon a change in control.
Mortgage Bonus Plan
Mr. Evans is eligible to participate in a bonus pool established for select management providing services to FB Ventures (the “mortgage bonus pool”). As a member of the FB Ventures senior management team, Mr. Mettee was eligible to participate in the mortgage bonus pool during 2020; however, following his appointment as the Company’s permanent Chief Financial Officer in November 2020, in 2021 and future years, Mr. Mettee will instead participate in the Company’s short-term incentive plan.

The mortgage bonus pool is a function of profit generated by FirstBank's mortgage division. If the mortgage division achieves budgeted profit for a given year, the bonus pool will be funded with 10% of the division's profit. The percentage of profit that funds the mortgage bonus pool will be increased or decreased in 10% increments if the Bank exceeds or falls below target performance, respectively, with a maximum of 12% of profits. Mr. Evans’ annual bonus is equal to approximately 25% to 30% of the mortgage bonus pool, depending on the number of employees eligible to participate for the applicable year. Mr. Mettee’s annual bonus for 2020 was approximately 10% of the mortgage bonus pool. The Compensation Committee maintains discretion to make qualitative adjustments to the bonus pool recommended by the Chief Executive Officer. The mortgage bonus pool was approximately 9.7% and 12.0% of the mortgage division's annual profits for 2020 and 2019, respectively.
2016 Incentive Plan
We maintain the 2016 Incentive Plan that permits us to grant awards of stock options, stock appreciation rights, restricted shares, restricted stock units, performance awards (payable in cash and/or stock), and other equity or cash- based awards. There were 2,700,000 shares of common stock reserved for awards under the plan, which is adjusted for certain transactions such as a recapitalization, stock split or stock dividend. Awards to non-employee directors are limited 100,000 shares to any director in a year.
Awards become vested upon a participant’s death or disability and also upon a change in control in which the surviving entity does not assume the outstanding awards. Awards that become vested over time become fully vested. Awards that become vested on performance conditions will become vested on target performance, adjusted pro rata for the period of service performed prior to death, disability or change in control. For awards assumed by the surviving entity, similar vesting will apply if the participant’s employment is terminated without cause or upon resignation for good reason within two years of the change in control.
Employee Stock Purchase Plan
In connection with our IPO, our board of directors and our then-sole shareholder Mr. Ayers approved the FB Financial Corporation 2016 Employee Stock Purchase Plan (the “ESPP”). The ESPP is intended to qualify under Section 423 of the Code. As of December 31, 2020, a total of 2,379,006 shares of our common stock are available for sale under the ESPP. The purchase price applicable for 2020 under the ESPP was 95% of the lower of the price on the first or last day of each offering period. The maximum number of shares issuable during any offering period is 200,000 shares and a participant may not purchase more than 725 shares during any offering period (and, in any event, no more than $25,000 worth of common stock in any calendar year).
Outstanding Equity Awards at 2020 Fiscal Year-End

Name	Equity Incentive Plan Award Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Award Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Mr. Holmes	33,977	(1)	1,180,021
	13,394	(3)	930,347
Mr. Mettee	8,330	(1)	289,301
	337	(2)	11,704
	2,417	(3)	167,885
Mr. Evans	4,206	(1)	146,074
	125,000	(2)	4,341,250
	1,381	(3)	95,924
(1) Reflects unvested RSUs, granted under the FB Financial Corporation, Inc. 2016 Incentive Plan, which we refer to as the 2016 Incentive Plan, which vest as follows: for Mr. Holmes: 8,656 on March 1, 2021, 11,927 in two approximately equal increments on March 8, 2021 and 2022, and 13,394 in three approximately equal increments on February 21, 2021, 2022 and 2023; with respect to Mr.Mettee: 419 on March 1, 2021, 994 in two approximately equal increments on March 8, 2021 and 2022, 2,417 in three approximately equal increments on February 21, 2021, 2022 and 2023, and 4,500 on May 8, 2021; with respect to Mr. Evans: 837 on March 1, 2021, 1,988 in approximately two equal increments on March 8, 2021 and 2022, and 1,381 in three approximately equal increments on February 21, 2021, 2022 and 2023.
(2) Reflects unvested RSUs, granted under the 2016 Incentive Plan, which vest on September 21, 2021.
(3) Reflects unvested PSUs granted under the 2016 Incentive Plan in 2020. The settlement of these units in shares of common stock in 2023 is tied to the achievement of a ROATCE target ratio that has been preapproved by the Compensation Committee relative to the Company's peer bank institutions over a three year period.

(4) Market value is calculated based on the closing price of our common stock on December 31, 2020, the last trading day of our 2020 fiscal year, of $34.73. With respect to unvested performance-based equity awards, represents the market value as of December 31, 2020 of the number of shares issuable upon achievement of the maximum performance goal (200% of target).
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes equity compensation plan information as of December 31, 2020.

Plan Category	# of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,100,199	(1)	N/A	3,512,503	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	1,100,199		N/A	3,512,503
(1) Reflects unvested restricted stock units granted under the 2016 incentive plan (1,100,199 shares). This includes 53,147 performance-based restricted stock units under the Plan. Performance-based restricted stock units do not have an exercise price because their value is dependent upon continued employment over a period of time or the achievement of certain performance goals, and are to be settled for shares of common stock.
(2) Reflects balance in reserves not granted under the 2016 incentive plan (1,133,497 shares) and employee stock purchase plan (2,379,006 shares). A maximum of 200,000 shares may be purchased in the current offering period of the employee stock ownership plan.
Stock Ownership Guidelines
Our stock ownership requirements align director, executive officer and shareholder interests by linking the value realized from equity-based awards to company performance. These guidelines apply to all senior officers and directors and require insiders to own Company common stock with a value equal to the multiple of the relevant insider’s annual base salary shown below. Guideline levels take effect after the later of: (i) five years after our initial public offering (i.e., September 16, 2021) or (ii) five years after the individual is appointed to the board or the executive position. Directors and executives who are awarded stock are expected to hold any shares awarded by the Company until he or she achieves the applicable ownership guideline levels (other than for the payment of taxes related to the grant).

Title	Ownership Guideline
Director	4 times annual cash retainer
CEO	5 times annual base salary
Senior Executive Vice President	3 times annual base salary
Executive Vice President	2 times annual base salary
Senior Vice President	1 times annual base salary

DIRECTOR COMPENSATION
The following table reflects the fees earned by or paid to our directors in connection with their service on the Company’s board of directors and the FirstBank board of directors during 2020.

Name	Stock Awards ($)(1)	Fees Earned or Settled in Shares of Common Stock		Fees Earned or Paid in Cash ($)(5)	Total ($)
Jimmy E. Allen (2)	$26,667	$—		$16,667	$43,334
William F. Andrews	40,000	—		55,215	95,215
J. Jonathan Ayers	40,000	—		40,000	80,000
James W. Ayers (4)	—	550,000	(4)	—	550,000
William F. Carpenter III	40,000	40,000		—	80,000
Agenia W. Clark	40,000	60,000		215	100,215
James. W. Cross IV (2)	26,667	—		16,667	43,334
James L. Exum	40,000	6,000		44,199	90,199
Christopher T. Holmes	—	—		—	—
Orrin H. Ingram	40,000	40,000		215	80,215
Raja J. Jubran	40,000	—		40,215	80,215
Stuart C. McWhorter (3)	20,000	—		10,000	30,000
Emily J. Reynolds	40,000	40,000		215	80,215
Melody J. Sullivan (2)	26,667	—		16,667	43,334
(1) Reflects restricted stock units with grant date fair value of $40,000 granted to each of the independent directors scheduled to vest on April 30, 2021 pursuant to the Company's Non-Employee Director Compensation Policy. The grant date fair value was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares on the date of the grant.
(2) Mr. Allen, Mr. Cross, and Ms. Sullivan joined the board in connection with the Franklin merger on August 15, 2020.
(3) Mr. McWhorter joined the board on October 29, 2020.
(4) James W. Ayers received a salary for his service as Executive Chairman in 2020, which he elected to receive in fully vested shares of our common stock, paid quarterly.
(5) Includes cash payments made upon vesting of dividend equivalent units in 2020.
For 2020, each independent board member received an annual fee of $40,000 and an RSU award valued at of $40,000. The chair of the Audit Committee receives $15,000 annually, the chairs of the Compensation, Compliance, Risk, and Nominating and Corporate Governance Committees receive $10,000 annually, and the chair of the Trust Committee receives $5,000 annually. For 2021, director fees will be unchanged, with the exception of the chairman of the board who will receive an annual fee of $30,000. Director fees are paid quarterly, in arrears, and may be received either in whole or in part in shares of our common stock or cash, at the election of the director.
Mr. Jim Ayers and Mr. Holmes are employed by the Company, and neither receives compensation under the Non-Employee Director Compensation Policy. See “Executive Compensation” for a description of executive compensation paid in 2020 to Mr. Holmes.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. After assessing the qualifications, performance, and independence of Crowe LLP (“Crowe”), which has served as our independent registered public accounting firm since 2018, the Audit Committee believes that retaining Crowe as our independent registered public accounting firm is in the best interests of our Company. The Audit Committee has appointed Crowe as our independent registered public accounting firm to audit the 2021 consolidated financial statements of FB Financial Corporation and its subsidiaries. Although it is not required to do so, our board of directors is asking shareholders to ratify Crowe’s appointment. If our shareholders do not ratify Crowe’s appointment, the Audit Committee may consider changing our independent registered public accounting firm for 2021. Whether or not shareholders ratify Crowe’s appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.
Crowe has advised the Audit Committee that it is an independent accounting firm with respect to our company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.
Representatives of Crowe are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate shareholder questions.
For the years ended December 31, 2019 and December 31, 2020, Crowe billed us for the following services:

Audit and Related Fees	2019	2020
Audit fees(1)	$832,883	$1,624,911
Audit-related fees(2)	9,250	14,000
Tax fees(2)	15,000	80,825
All other fees(2)	23,977	27,000
Total	$881,110	$1,746,736
(1) For 2020, audit fees include fees for professional services performed by Crowe for the audit of the Company's consolidated financial statements, including reporting required by HUD and FHA lenders and GNMA issuers of mortgage-backed securities and quarterly reviews ($738,411), procedures related to the Company's merger activity, increase in asset size and adoption of new accounting standards ($658,000), registration statements ($69,500) and procedures related to subordinated debt issuance ($17,000). For 2019, audit fees include fees for professional services performed by Crowe for the audit of the Company's consolidated financial statements, including reporting required by HUD and FHA lenders and GNMA issuers of mortgage-backed securities ($659,883), quarterly reviews ($108,000) and procedures related to the Company's merger activity ($25,000).
(2) Fees include services provided by Crowe for allowable consulting services.
Pre-Approval Policy
In addition to its responsibilities for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, the Audit Committee is also responsible for conducting the audit fee negotiations with, and preapproves any engagement of, our independent registered public accounting firm.
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All fees paid to our independent registered public accounting firm for our fiscal years ended December 31, 2019 and 2020 were pre-approved by our Audit Committee.
Required Vote: If a quorum is present, this Proposal No. 2 will be approved if the votes cast for ratification exceed the votes cast against ratification. If this Proposal No. 2 is not approved, the matter will be referred to the Audit Committee for further review.
Recommendation: The board of directors recommends that you vote “FOR” ratification of the appointment of our independent registered public accounting firm for 2021.

AUDIT COMMITTEE REPORT
Our Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist our board of directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory reporting requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.
Management is responsible for the preparation, presentation, and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:
•has reviewed and discussed with management the audited financial statements for the year ended December 31, 2020;
•has discussed with Crowe LLP, our current independent registered public accounting firm, the matters required to be discussed with Crowe by the Public Company Accounting Oversight Board ("PCAOB") and the SEC; and
•Has received the written disclosures and the letter from Crowe LLP required by the applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning independence and and has discussed with Crowe LLP the independent accountant's independence.
Based on this review and the discussions referred to above, the Audit Committee recommended that our board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.
This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under the Securities Act and Exchange Act.
Respectfully submitted by the Audit Committee of the board,
William F. Andrews, Chair
William F. Carpenter III
Orrin H. Ingram
Raja J. Jubran
Melody J. Sullivan

PROPOSAL NO. 3 — APPROVAL OF AMENDMENTS TO THE COMPANY’S CHARTER TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS
Introduction
After continued evaluation of our corporate governance practices and careful consideration of views held by the investment community and feedback from our shareholders, our board has determined that it would be advisable and in the best interests of the Company and our shareholders to amend and restate our charter in the form attached hereto as Appendix A (the “Second Amended and Restated Charter”) to eliminate the supermajority voting thresholds, as described below (the “Proposed Supermajority Amendments”).The board is now recommending that the shareholders adopt the Second Amended and Restated Charter to eliminate the supermajority voting thresholds in the charter.
Current Supermajority Voting Thresholds
Currently, the charter provides that an affirmative vote of the holders of at least 80% of the voting power of all the then outstanding shares of stock of the Company entitled to vote at an election of directors is required for our shareholders to take the actions listed below.
a.amending or repealing Article 10 of the charter, which article relates to the board, including removal of directors and filling vacancies on the Board; or
b.amending or repealing Article 13 of the charter, which article relates to the calling of special meetings of our shareholders.
We refer to these standards as the “Supermajority Voting Requirements” and the actions listed above that currently require a supermajority shareholder vote as the “Supermajority Actions.”
Reasons for Proposed Supermajority Amendments
Our board is committed to strong corporate governance and as we have transitioned from a private company with a sole shareholder to an independent, public company, our board has conducted a review of corporate governance matters, including the Supermajority Voting Requirements.
Our board recognizes that elimination of the Supermajority Voting Requirements is consistent with generally held views of evolving corporate governance practices. Our Board has listened to the views of the investor community on this issue and has also considered the limited benefits of the Supermajority Voting Requirements to the Company and its shareholders. In addition, our board acknowledges that many other public companies have transitioned away from these kinds of supermajority voting provisions. In view of these considerations, our Board has determined to eliminate the Supermajority Voting Requirements as proposed.
In light of the foregoing, our board has also adopted an amendment to the bylaws to eliminate the supermajority voting threshold previously contained therein, with such amendment taking effect if and when the shareholders approve and adopt the Second Amended and Restated Charter. This bylaw amendment, if effective, will reduced the shareholder approval threshold for bylaw amendments proposed by our shareholders from 80% of the voting power of all the then outstanding shares of stock of the Company to a majority of such voting power.
Description of the Proposed Supermajority Amendments
The board has adopted and declared advisable, and recommends that the shareholders adopt, the Second Amended and Restated Charter. If the Second Amended and Restated Charter is adopted, the Supermajority Actions described above, will require approval of a majority of the votes cast with respect to such Supermajority Action.
The text of the Proposed Supermajority Amendments is reflected in the Second Amended and Restated Charter set forth in Appendix A, with deletions indicated by strikeouts and additions indicated by underlining. The description of the Proposed Supermajority Amendments in this Proxy Statement is qualified in its entirety by reference to Appendix A.
If our shareholders adopt the Proposed Supermajority Amendments, they will become effective upon the filing of the Second Amended and Restated Charter with the Secretary of State of the State of Tennessee, which we plan to do promptly after the Annual Meeting.

If our shareholders do not adopt the Proposed Supermajority Amendments, the Supermajority Voting Requirements will remain in effect.
Required Vote: The affirmative vote of the holders of 80% of the outstanding shares of common stock then entitled to vote at the annual meeting is required to adopt this proposal pursuant to the charter as currently in effect.
Recommendation: The board of directors recommends that you vote “FOR” the approval of the Proposed Supermajority Amendments.
SUBMISSION OF SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, Shareholders wishing to include proposals in the proxy materials in relation to our 2022 annual meeting of shareholders, including director nominations, must submit the same in writing, by mail, first-class postage pre-paid, to General Counsel, FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, which must be received at our executive office on or before December 8, 2021. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to shareholders’ proposals. We will only include in our proxy materials those shareholder proposals that we receive before the deadline and that are proper for shareholder action.
Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual meeting if such proposal complies with our bylaws. In accordance with our bylaws, shareholder proposals may be brought before an annual meeting only if such proposal is made pursuant to written notice timely given to the Company’s Corporate Secretary accompanied by certain information required by our bylaws. To be timely, a shareholders’ written notice must be received at the registered office of the Company no earlier than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the Company no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. For shareholder proposals for the 2022 annual meeting of shareholders, written notice must be received between January 20, 2022 and February 19, 2022. The proposal must be sent to: General Counsel, FB Financial Corporation, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201 and will need to comply with the SEC’s rules and regulations and our bylaws.
Householding
In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and receive a Notice of Internet Availability or elect to receive physical copies of proxy materials will receive only one copy of our Notice of Internet Availability or proxy materials, as applicable, unless one or more of these shareholders notifies us that he or she wishes to receive individual copies of the Notice of Internet Availability or physical proxy materials, as applicable. Upon request, the Company will promptly deliver a separate copy of the Notice of Internet Availability and physical proxy materials to a shareholder at a shared address to which a single copy of the Notice of Internet Availability were delivered. Conversely, shareholders sharing an address who are receiving multiple copies of Notice of Internet Availability or, upon request, proxy materials, as applicable, may request delivery of a single copy.
Requests in this regard should be addressed to: FB Financial Corporation
Attn: Investor Relations
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
Shareholders who beneficially own shares of our common stock held in street name may contact their broker (or other nominee) as your nominee to request information about householding.

ADDITIONAL INFORMATION
Our annual report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, can be accessed, along with this proxy statement, by following the instructions contained in the Notice of Internet Availability being mailed on or about April [7], 2021, the Notice for Annual Meeting of Shareholders enclosed with this proxy statement and is also available on our corporate website under the “Stock and Filings” link on the Investor Relations at https:// investors.firstbankonline.com.
If you wish to receive a physical copy of our annual report on Form 10-K for the year ended December 31, 2020, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to:
FB Financial Corporation Attn: Investor Relations
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
Annual Report. The Company's 2020 annual report is being made available to shareholders with this proxy statement. The annual report is not a part of the proxy solicitation materials.
OTHER MATTERS
As of the date of this proxy statement, we do not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement. If you vote by return of your signed and completed proxy card and other matters are properly presented at the annual meeting for consideration, the persons appointed by the board as proxies will have the discretion to vote for you on such matters.

APPENDIX A

PROPOSED AMENDMENT TO CHARTER TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

SECOND AMENDED AND RESTATED CHARTER
OF
FB FINANCIAL CORPORATION
1.Name. The name of the corporation is FB FINANCIAL CORPORATION (the “Corporation”).

2.Type. The Corporation is for profit.

3.Purpose. The Corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act, as amended from time to time.

4.Duration. The duration of the Corporation is perpetual.

5.Incorporator. The Corporation was initially incorporated under the Tennessee General Corporation Act pursuant to a Charter, dated September 25, 1984, executed by the Corporation’s incorporator, James M. Smith, and filed with the Secretary of State of the State of Tennessee on October 26, 1984.

6.Registered Agent; Registered Office. The name and address of the registered agent and the registered office of the Corporation are:
C T Corporation System
800 S. Gay Street, Suite 2021
Knoxville, TN 37929
Knox County
7.Principal Office. The street address and ZIP code of the Corporation’s principal office in Tennessee are:
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
County of Davidson
8.Capital Stock. The maximum number of shares of stock the Corporation is authorized to issue is:

a.75,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”), which shall be entitled to unlimited voting rights of one vote per share and, upon dissolution of the Corporation, shall be entitled to receive the net assets of the Corporation.
b.7,500,000 shares of preferred stock, no par value (the “Preferred Stock”). Pursuant to TCA §§ 48-16-101 and 102, the preferences, limitations and relative rights of the Preferred Stock shall be determined by the Board of Directors of the Corporation.
c.In connection with the adoption of ~~this~~ the Amended and Restated Charter of FB Financial Corporation all issued and outstanding shares of the Corporation’s Class A Common Stock, par value $1.00 per share, ~~are~~ were automatically, without any action by the holders thereof, reclassified as an equal number of shares of Common Stock. Each shareholder holding a certificate evidencing Class A Common Stock which is reclassified as Common Stock may surrender his or her certificate to the Corporation and, upon surrender, if the Common Stock is certificated, shall receive in exchange a new certificate representing a number of shares of Common Stock that is equal to the number of shares of Class A Common Stock represented by the surrendered certificate. Until any such stock certificate evidencing such Class A Common Stock is surrendered in due course (or suitable arrangements are made for any lost, stolen, or destroyed certificate), the holder of such stock certificate: (i) will be deemed to hold the same number of shares of Common Stock rather than such number of shares of Class A Common Stock; and (ii) will be entitled to all the rights and preferences of a holder of Common Stock with respect to such number of shares of
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Common Stock held, including the right to receive, as to such number of shares of Common Stock, any dividends or other distributions that the Corporation may make with respect to its Common Stock.

9.No Preemptive Rights. The shareholders of the Corporation shall not have preemptive rights.

10.Board of Directors.

a.The business and affairs of the Corporation shall be managed by a Board of Directors. The number of Directors and their terms shall be established in accordance with the Amended and Restated Bylaws of the Corporation (the “Bylaws”). A Director shall hold office until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of Directors or a vacancy that results from the removal of a Director with cause, may be filled only by the Board of Directors.

b.Subject to the Bylaws or any applicable shareholders’ agreement, any Director may be removed from office but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of Directors, considered for this purpose as one class.

~~c.Notwithstanding any other provision of this Charter, the affirmative vote of holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of Directors, voting together as a single class, shall be required to amend or repeal this Article 10 of this Charter, or to amend, alter, change or repeal, or to adopt any provisions of this Charter or of the Bylaws in a manner that is inconsistent with the purpose and intent of this Article 10.~~

11.Liability of Directors. A Director of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director provided that this Article 11 shall not eliminate or limit liability of a Director for (i) any breach of the Director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-302 of the Tennessee Business Corporation Act. If the Tennessee Business Corporation Act or any successor statute is amended or other Tennessee law is enacted after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute or other Tennessee law. Any repeal or modification of this Article 11 or subsequent amendment of the Tennessee Business Corporation Act or enactment of other applicable Tennessee law shall not affect adversely any right or protection of a Director of the Corporation existing at the time of such repeal, modification, amendment or enactment or with respect to events occurring prior to such time.

12.Indemnification of Directors.

a.The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a Director or officer or is or was serving at the request of the Corporation as a Director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification shall include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable law.

b.The indemnification and advancement of expenses provisions of this Article 12 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Bylaws, resolution adopted by
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the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

13.Shareholder Meetings; Voting.

Special meetings of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or upon a resolution by or affirmative vote of the Board of Directors, and not by the shareholders.

~~Notwithstanding any other provision of this Charter, the affirmative vote of holders of eighty percent (80%) of the voting power of the shares entitled to vote at an election of Directors, voting together as a single class, shall be required to amend or repeal this Article 13 of this Charter, or to amend, alter, change or repeal, or to adopt any provisions of this Charter or of the Bylaws in a manner that is inconsistent with the purpose and intent of this Article 13.~~

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